Exhibit 4.7C

                                               Executed Original

                  CONTINENTAL CABLEVISION, INC.

                      1992 CREDIT AGREEMENT

                         Amendment No. 3

     This Agreement, dated as of August 30, 1993, is among Continental Cablevision, Inc., a Delaware corporation (the "Company"), certain of its subsidiaries party hereto, The First National Bank of Boston, as agent ("FNBB") for itself and the other Lenders (as defined in the Credit Agreement referred to below), and The Bank of New York, as arranging agent ("BNY") for itself and the other Lenders. FNBB and BNY are collectively referred to herein as the "Agent". The parties agree as follows:

1. Reference to Credit Agreement; Definitions. Reference is made to the Credit Agreement dated as of May 15, 1992 and as in effect on the date hereof prior to giving effect to this Agreement (the "Credit Agreement"), among the Company, its subsidiaries party thereto, the Lenders and the Agent. Terms defined in the Credit Agreement as amended hereby (the "Amended Credit Agreement") and not otherwise defined herein are used herein with the meanings so defined. References in this Agreement to "Sections" and "Exhibits", except as the context otherwise dictates, are references to sections hereof and exhibits hereto.

2. Amendments to Credit Agreement. Subject to all of the terms and conditions hereof, and in reliance upon the representations and warranties set forth or incorporated by reference in
Section 3, the Credit Agreement is amended as follows, effective upon the date (the "Amendment Date") that the conditions specified in Section 4 are satisfied, which conditions must be satisfied no later than September 30, 1993 or this Agreement shall be of no force or effect.

     2.1.  Amendment to Section 2.5.  Section 2.5 of the Credit
Agreement is amended to read in its entirety as follows:

           "2.5. Maximum Amount of Revolving Credit. The combined aggregate principal amount of all loans at any one time outstanding under Sections 2.1, 2.3 and 2.4 shall not at any time exceed an amount (the "Maximum Amount of Revolving Credit") equal to:

           (i) (a) the least of (I) $500,000,000, (II) the amount (being an integral multiple of $10,000,000) irrevocably specified from time to time by at least three Banking Days prior written notice from the Company to the Agent or
     (III) during each period specified in the table below, the amount specified in such table:

           Period                       Maximum Amount

     Prior to April 1, 1994             $500,000,000
     April 1, 1994 through
       June 30, 1994                    $499,250,000
     July 1, 1994 through
       October 2, 1994                  $498,500,000
     October 3, 1994 through
       January 2, 1995                  $497,750,000
     January 3, 1995 through
       April 2, 1995                    $485,000,000
     April 3, 1995 through
       July 2, 1995                     $483,500,000
     July 3, 1995 through
       October 1, 1995                  $482,000,000
     October 2, 1995 through
       January 1, 1996                  $480,500,000
     January 2, 1996 through
       March 31, 1996                   $455,000,000
     April 1, 1996 through
       June 30, 1996                    $452,000,000
     July 1, 1996 through
       September 30, 1996               $449,000,000
     October 1, 1996 through
       January 1, 1997                  $446,000,000
     January 2, 1997 through
       March 31, 1997                   $395,000,000
     April 1, 1997 through
       June 30, 1997                    $391,000,000
     July 1, 1997 through
       September 30, 1997               $387,000,000
     October 1, 1997 through
       January 1, 1998                  $383,000,000
     January 2, 1998 through
       March 31, 1998                   $315,000,000
     April 1, 1998 through
       June 30, 1998                    $311,000,000
     July 1, 1998 through
       September 30, 1998               $307,000,000
     October 1, 1998 through
       January 3, 1999                  $303,000,000
     January 4, 1999 through
       March 31, 1999                   $235,000,000

           Period                       Maximum Amount

     April 1, 1999 through
       June 30, 1999                    $229,250,000
     July 1, 1999 through
       September 30, 1999               $223,500,000
     October 1, 1999 through
       January 3, 2000                  $217,750,000
     January 4, 2000 through
       April 2, 2000                    $120,000,000
     April 3, 2000 through
       July 2, 2000                     $114,000,000
     July 3, 2000 through
       October 1, 2000                  $108,000,000
     October 2, 2000 through
       December 31, 2000                $102,000,000

     minus (b) the aggregate principal amount of all mandatory contingent prepayments of the Revolving Loan which are required to be made pursuant to Sections 5.5.1 or 5.5.3 (the amount determined pursuant to this clause (i) is referred to herein as the "Stated Revolving Maximum"), minus

          (ii) all unborrowed amounts for which designations are in effect pursuant to Section 2.6."

     2.2.  Deletion of Sections and Exhibit.  The Credit
Agreement is amended so that:

          (a) the text and headings of Sections 2.2, 4.1.2, 5.2, 5.4, 5.7 and 5.11 thereof are deleted in their entirety and the legend "Intentionally omitted." is inserted after the Section number thereof,

          (b) Exhibit 2.2 thereto is deleted in its entirety and

          (c) all references throughout the Credit Agreement to the Sections and Exhibit referred to in clauses (a) and (b) above are deleted.

     2.3.  Deletion of Defined Terms; Conforming Changes.  The
Credit Agreement is amended:

          (a) to delete the references to "Term Loan" and "Term
     Notes" and the corresponding Section references in Section
     11.1,

          (b) to delete the definitions of "Term Lender" and "Term Percentage Interest" in Sections 11.54 and 11.55, respectively, and to substitute therefor the legend
     "Intentionally omitted.",

          (c) to delete all references throughout the Credit
     Agreement to the defined terms referred to in the foregoing clauses (a) and (b) and the specific provisions relating exclusively thereto,

          (d) to delete the definition of "Revolving Lender" in
     Section 11.48, to substitute therefor the legend
     "Intentionally omitted." and to substitute "Lender" for "Revolving Lender" throughout the Credit Agreement,

          (e) to amend the definition of "Percentage Interest" in
     Section 11.38 to read the same as the definition of "Revolving Percentage Interest" in Section 11.49, to delete the definition of "Revolving Percentage Interest" in
     Section 11.49, to substitute therefor the legend "Intentionally omitted." and to substitute "Percentage Interest" for "Revolving Percentage Interest" throughout the Credit Agreement, and

          (f) to make other necessary conforming changes to carry out the intent of the foregoing clauses (a) through (e) and the other provisions of this Agreement.

     2.4.  Amendment to Exhibit 14.1.  Exhibit 14.1 to the Credit
Agreement is amended to read in its entirety as set forth in
Exhibit 14.1 hereto.

3. Representations and Warranties. In order to induce the Lenders to enter into this Agreement, each Borrower and each other Guarantor jointly and severally represents and warrants to the Agent as follows:

     3.1. Legal Existence, Organization. Each Borrower and each other Guarantor is a duly organized and validly existing entity, in good standing under the laws of the jurisdiction in which it is organized, with all power and authority, corporate, partnership or otherwise, necessary to (a) enter into and perform this Agreement and the Amended Credit Agreement and (b) own its properties and carry on the business now conducted or proposed to be conducted by it. Each Borrower and each other Guarantor has taken all action necessary to make the provisions of this Agreement, the Amended Credit Agreement, all other Lender Agreements and the Credit Obligations the valid and enforceable obligations they purport to be.

     3.2. Enforceability. Each Borrower and each other Guarantor has duly executed and delivered this Agreement. Each of this Agreement and the Amended Credit Agreement is the legal, valid and binding obligation of each Borrower and each other Guarantor to the extent each of them is a party hereto or thereto and is enforceable in accordance with its terms.

     3.3. No Legal Obstacle to Agreements. Neither the execution, delivery or performance of this Agreement, nor the performance of the Amended Credit Agreement nor the consummation of any other transaction contemplated by this Agreement, has constituted or resulted in or will constitute or result in:

          (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which any Borrower or other Guarantor is a party or by which any Borrower or other Guarantor is bound, or of the charter, by-laws or partnership agreement of any Borrower or other Guarantor;

          (b) the violation of any presently existing law, judgment, decree or governmental order, rule or regulation applicable to any Borrower or other Guarantor;

          (c) the creation under any agreement, instrument, deed or lease of any encumbrance, mortgage, lien, pledge, charge or other security interest of any kind upon any of the assets of any Borrower or other Guarantor; or

          (d) any redemption, retirement or other repurchase obligation of any Borrower or other Guarantor under its charter or by-laws or any agreement, instrument, deed or lease.

No consent, approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by any Borrower or other Guarantor in connection with the execution, delivery and performance of this Agreement or the performance of the Amended Credit Agreement or the consummation of the transactions contemplated hereby or thereby.

     3.4. Defaults. After giving effect to this Agreement, no Default or Event of Default will exist.

     3.5. Incorporation of Representations and Warranties. The representations and warranties set forth in Sections 6.3 and 9 of the Amended Credit Agreement are true and correct on the date hereof as if originally made as of the date hereof.

4. Conditions. The effectiveness of this Agreement shall be subject to the satisfaction, on or before the Amendment Date, of the following conditions:

     4.1. Officer's Certificate. The representations and warranties of each Borrower and each other Guarantor set forth or incorporated by reference herein shall be true and correct as of the Amendment Date as though originally made on and as of the Amendment Date, and the Company shall have furnished to the Lenders a certificate to this effect executed by the Chairman, the Vice Chairman, the President, any Senior Vice President, the Treasurer or the Assistant Treasurer of the Company.

     4.2. Prepayment of Term Loan. The Company shall have prepaid the Term Loan (as defined in the Credit Agreement) in full.

     4.3. Payment of Fees. The Company shall have paid to each Lender an amendment fee of $5,000.

5. Cancellation of Term Notes. Upon the effectiveness of this Agreement, all Term Notes (as defined in the Credit Agreement) then outstanding shall be deemed automatically canceled and of no force or effect, and each Lender shall deliver its Term Note to the Agent, who shall forward it to the Company for cancellation.

6. General. The Amended Credit Agreement and all of the Lender Agreements are each confirmed as being in full force and effect. This Agreement, the Amended Credit Agreement and the other Lender Agreements referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. Each of the Amended Credit Agreement and this Agreement is a Lender Agreement and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE COMMONWEALTH OF MASSACHUSETTS.

Each of the undersigned has executed this Agreement under seal by a duly authorized officer as of the date first set forth above.

                         CONTINENTAL CABLEVISION, INC.

                         By /s/ P. Eric Krauss
                           Assistant Treasurer

                         AMERICAN CABLESYSTEMS CORPORATION
                         AMERICAN CABLESYSTEMS NORTHEAST, INC.
                         AMERICAN CABLESYSTEMS OF CALIFORNIA, INC.
                         AMERICAN CABLESYSTEMS OF FLORIDA, INC.
                         AMERICAN CABLESYSTEMS OF MASSACHUSETTS, INC.
                         AMERICAN CABLESYSTEMS OF NEW YORK, INC.
                         CONTINENTAL CABLEVISION FLORIDA LIMITED, INC. CONTINENTAL CABLEVISION NORTHEAST
                           LIMITED, INC.
                         CONTINENTAL CABLEVISION NORTHERN COOK
                           COUNTY LIMITED, INC.
                         CONTINENTAL CABLEVISION OF CALIFORNIA, INC.
                         CONTINENTAL CABLEVISION OF COOK COUNTY, INC.
                         CONTINENTAL CABLEVISION OF ILLINOIS, INC.
                         CONTINENTAL CABLEVISION OF JACKSONVILLE, INC. CONTINENTAL CABLEVISION OF
                           MASSACHUSETTS, INC.
                         CONTINENTAL CABLEVISION OF MICHIGAN, INC.
                         CONTINENTAL CABLEVISION OF MORTON GROVE, INC. CONTINENTAL CABLEVISION OF NEW ENGLAND, INC. CONTINENTAL CABLEVISION OF NORTHERN COOK
                           COUNTY, INC.
                         CONTINENTAL CABLEVISION OF NORTHERN
                           DAKOTA COUNTY, INC.
                         CONTINENTAL CABLEVISION OF OHIO, INC.
                         CONTINENTAL CABLEVISION OF ST. LOUIS
                           COUNTY, INC.
                         CONTINENTAL CABLEVISION OF ST. PAUL, INC.
                         CONTINENTAL CABLEVISION OF SIERRA
                           VALLEYS, INC.
                         CONTINENTAL CABLEVISION OF SOUTHERN
                           MASSACHUSETTS, INC.
                         CONTINENTAL CABLEVISION OF VIRGINIA, INC.
                         CONTINENTAL CABLEVISION OF WESTERN
                           NEW ENGLAND, INC.
                         CONTINENTAL CABLEVISION OF WILL COUNTY, INC.
                         CONTINENTAL CABLEVISION SERVICES, INC.
                         CONTINENTAL CABLEVISION WILL COUNTY
                           LIMITED, INC.
                         FRESNO CABLE TV LIMITED
                         HUDSON VALLEY CABLESYSTEMS CORPORATION

                         NOR CAL CABLEVISION, INC.
                         POMPANO TELECABLE CORPORATION
                         SAN JOAQUIN TV SERVICES, INC.
                         TELCAB COMMUNICATIONS, INC.

                         By /s/ P. Eric Krauss
                           Assistant Treasurer

                         AMERICAN CABLESYSTEMS OF FLORIDA,
                           A LIMITED PARTNERSHIP

                         By AMERICAN CABLESYSTEMS OF FLORIDA, INC.,
                            General Partner

                            By /s/ P. Eric Krauss
                              Assistant Treasurer

                         AMERICAN CABLESYSTEMS NORTHEAST,
                           A LIMITED PARTNERSHIP

                         By AMERICAN CABLESYSTEMS NORTHEAST, INC.,
                            General Partner

                            By /s/ P. Eric Krauss
                              Assistant Treasurer

                         CONTINENTAL CABLEVISION OF WILL COUNTY,
                           A LIMITED PARTNERSHIP

                         By CONTINENTAL CABLEVISION OF WILL
                              COUNTY, INC., General Partner

                            By /s/ P. Eric Krauss
                              Assistant Treasurer

                         CONTINENTAL CABLEVISION OF NORTHERN
                           COOK COUNTY, A LIMITED PARTNERSHIP

                         By CONTINENTAL CABLEVISION OF NORTHERN
                              COOK COUNTY, INC., General Partner

                            By /s/ P. Eric Krauss
                              Assistant Treasurer

                         CONTINENTAL CABLEVISION OF NORTHERN
                           DAKOTA COUNTY

                         By CONTINENTAL CABLEVISION OF NORTHERN
                              DAKOTA COUNTY, INC., General Partner

                            By /s/ P. Eric Krauss
                              Assistant Treasurer

                         By CONTINENTAL CABLEVISION, INC.,
                            General Partner

                            By /s/ P. Eric Krauss
                              Assistant Treasurer

LEAD MANAGERS:

THE FIRST NATIONAL BANK            THE BANK OF NEW YORK
  OF BOSTON

By /s/ Maureen H. Forrester        By /s/ Geoffrey C. Brooks
  Title: Assistant Vice              Title: Assistant Vice
          President                          President

THE BANK OF NOVA SCOTIA            CANADIAN IMPERIAL BANK
                                     OF COMMERCE

By /s/ D.B. Crawford               By /s/ Martin Friedman
  Title: Authorized Signatory        Title: Authorized Signatory

CREDIT LYONNAIS CAYMAN             MELLON BANK, N.A.
  ISLAND BRANCH

By /s/ Signature Illegible         By /s/ Maribeth Donnelly
  Title: Authorized Signatory        Title: Vice President

MORGAN GUARANTY TRUST              NATIONAL WESTMINSTER
  COMPANY OF NEW YORK                BANK USA

By /s/ Deborah M. Broadheim        By /s/ Leonard Maddox
  Title: Vice President              Title: Vice President

NATIONSBANK OF TEXAS, N.A.         THE TORONTO-DOMINION BANK


By /s/ Brian O. Corum              By /s/ Karen Hennessey
  Title: Senior Vice President       Title: Director

OTHER LENDERS:

BANK BRUSSELS LAMBERT,             BANK OF HAWAII
  NEW YORK BRANCH

By /s/ Eric Hollanders             By /s/ Curtis W. Chinn
  Title: Vice President              Title: Vice President

By /s/ Eileen Stekeur
  Title: Assistant Vice
          President

BANK OF IRELAND                    BANK OF MONTREAL

By /s/ Augustine Okwu              By /s/ Yvonne Bos
  Title: Assistant Vice              Title: Vice President
          President

BANQUE INDOSUEZ, NEW YORK          BANQUE NATIONALE DE PARIS


By /s/ Signature Illegible         By /s/ Signature Illegible
  Title: First Vice President        Title: Vice President

By /s/ Daniel Goldhagen            By /s/ Janice Ho
  Title: Vice President              Title: Vice President

BANQUE PARIBAS                     THE CHASE MANHATTAN BANK, N.A.

By /s/ John Acker                  By /s/ Signature Illegible
  Title: Vice President              Title: Managing Director

By /s/ Signature Illegible
  Title:

COMPAGNIE FINANCIERE DE CIC        CORESTATES BANK, N.A.
  ET DE L'UNION EUROPEENNE

By /s/ Marcus Edwards              By /s/ Edward J. Kilhell
  Title: Vice President              Title: Vice President

By /s/ Alain Merle
  Title:

CRESTAR BANK                       FIRST BANK NATIONAL
                                     ASSOCIATION
By /s/ Signature Illegible         By /s/ Steven Flack
  Title: Vice President              Title: Assistant Vice President

THE FIRST NATIONAL BANK            THE FUJI BANK, LIMITED
  OF MARYLAND

By /s/ Mark L. Cooh                By /s/ Signature Illegible
   Title: Vice President             Title: Vice President &
                                             Manager

FUYO GENERAL LEASE                 INDUSTRIAL BANK OF JAPAN
  (U.S.A.), INC.

By /s/ Atushi Ishii                By Signature Illegible
  Title: Executive Vice              Title: Senior Vice President
          President                          and Senior Manager

KLEINWORT BENSON LIMITED           THE LONG-TERM CREDIT BANK
                                     OF JAPAN, LIMITED,
                                     NEW YORK BRANCH

By /s/ Signature Illegible         By /s/ A. Sasaki
  Title:                             Title: Deputy General
                                             Manager

THE MITSUBISHI TRUST AND           PNC BANK, N.A.
  BANKING CORPORATION

By /s/ Signature Illegible         By /s/ Stephen R. Bitner
  Title: Senior Vice                 Title: Assistant Vice
          President                          President

ROYAL BANK OF CANADA               SHAWMUT BANK CONNECTICUT, N.A.


By /s/ Signature Illegible         By /s/ Anne Dorsey
  Title: Senior Manager              Title: Vice President

SOCIETE GENERALE                   THE SUMITOMO BANK, LIMITED,
                                     CHICAGO BRANCH

By /s/ W.A. Sinsigalli             By /s/ Takaya Jida
  Title: Vice President and          Title: Joint General Manager
          Manager

SWISS BANK CORPORATION,            UNION BANK
  NEW YORK BRANCH

By /s/ Jane Majeski                By /s/ Michael K. McShane
  Title: Director                    Title: Vice President

By /s/ Domenic J. Soresso
  Title:  Associate Director
           Merchant Banking